CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each of the Prospectuses, and “Portfolio Holdings Disclosure Policy,” “Financial Statements” and “Independent Registered Public Accounting Firm,” in the Statement of Additional Information, and to the incorporation by reference of our report dated February 25, 2009 on the financial statements of the Equity Fund, Small/Mid Cap Equity Fund, International Equity Fund, S&P 500 Index Fund, Small Cap Index Fund, International Index Fund, Equity and Bond Fund, Bond Fund, Tax Advantaged Bond Fund, Money Market Fund, LifePath Income Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund, LifePath 2040 Fund, and LifePath 2050 Fund, each a series of State Farm Mutual Fund Trust for the year ended December 31, 2008, in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 31 under the Securities Act of 1933 (Registration No. 333-42004).

/s/ Ernst & Young LLP

Chicago, Illinois

April 27, 2009